TRANSFER AGENT SERVICES AGREEMENT

This Transfer Agent Services Agreement (the “Agreement”) dated November 4, 2025 (the “Agreement Effective Date”), is between Monroe Capital Income Plus Corporation (the “BDC”), a Maryland corporation, and Ultimus Fund Solutions, LLC (“Ultimus”), a limited liability company organized under the laws of the state of Ohio.

Background
The BDC has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and desires that Ultimus perform certain transfer agent services. Monroe Capital Management Advisors, LLC is the administrator of the BDC (the “Administrator”) and Monroe Capital BDC Advisors, LLC is the investment adviser of the BDC (the “Adviser”). Ultimus is willing to perform such services on the terms and conditions set forth in this Agreement.

Terms and Conditions

1.Retention of Ultimus
The BDC retains Ultimus to act as the service provider for the services set forth in the Transfer Agent Services Addendum (collectively, the “Services”), which Transfer Agent Services Addendum is incorporated by reference into this Agreement. Ultimus accepts such appointment and agrees to perform the Services and fulfill its obligations on the terms and conditions set forth in this Agreement and in accordance with Section 17A of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations thereunder, and any other federal or state laws applicable to Ultimus’ acting as a transfer agent.
2.Allocation of Charges and Expenses

2.1.Ultimus shall furnish at its own expense the executive, supervisory, and clerical personnel necessary to perform its obligations under this Agreement.

2.2.The BDC acknowledges and agrees that, except as provided in Section 2.1, Ultimus shall not be responsible to pay any expenses of the Adviser or the BDC, including, without limitation: organization costs; taxes; expenses for legal and auditing services; the expenses of preparing (including typesetting), printing and mailing reports, prospectuses, statements of additional information, information statements, proxy statements and related materials; all expenses incurred in connection with issuing and redeeming shares; the costs of custodial services; the cost of initial and ongoing registration or qualification of the shares under federal and state securities laws; fees and reimbursable expenses of officers who are not affiliated persons of Ultimus; insurance premiums; interest; brokerage costs; litigation and other extraordinary or nonrecurring expenses; and all fees and charges of the Adviser to the BDC.

3.Compensation

3.1.The BDC shall pay for the Services to be provided by Ultimus under this Agreement in accordance with, and in the manner set forth in, the Transfer Agent Services Fee Letter attached to the Transfer Agent Services Addendum (the “Fee Letter”), which may be amended from time to time by mutual consent of the parties thereto. The Fee Letter is incorporated by reference into this Agreement.

3.2.[Reserved]

3.3.If the Agreement Effective Date (as defined below) occurs subsequent to the first day of a month, Ultimus’ compensation for that part of the month in which the Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees as set forth in the Fee Letter. If this Agreement terminates before the last day of a month, Ultimus’ compensation for that part of the month in which the Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees as set forth in the Fee Letter.

3.4.In the event that the U.S. Securities and Exchange Commission (the “SEC”), Financial Industry Regulatory Authority, Inc. (“FINRA”), or any other regulator or self-regulatory authority with competent jurisdiction over the BDC adopts regulations and requirements relating to the payment of fees to service providers or which would result in any material increases in costs to provide the Services under this Agreement, the parties agree to negotiate in good faith amendments to this Agreement in order to comply with such requirements and provide for the renegotiation of the Fee Letter as mutually agreed to by the parties.

3.5.In the event that any fees are disputed, the BDC shall, on or before the due date, pay all undisputed amounts due hereunder and notify Ultimus in writing of any disputed fees which it is disputing in good faith. Payment for such disputed fees shall be due within 30 business days after the day on which Ultimus provides to the BDC documentation which, in the BDC’s reasonable judgment, supports that the disputed charges were incurred in accordance with this Agreement and furtherance of the Services provided by Ultimus under this Agreement.

4.Reimbursement of Expenses
In addition to paying Ultimus the fees described in the Fee Letter, the BDC agrees to reimburse Ultimus for its actual, reasonable and documented reimbursable expenses in providing services hereunder, if applicable, including, without limitation, the following:

4.1.Subject to the prior written confirmation by a duly authorized officer of the BDC, reasonable travel and lodging expenses incurred by officers and employees of Ultimus in connection with attendance at meetings of the BDC’s board of directors (the “Board”) or any committee thereof and shareholders’ meetings;

4.2.All freight and other delivery charges incurred by Ultimus in delivering materials on behalf of the BDC;

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4.3.[Reserved];

4.4.[Reserved];

4.5.The cost of electronic or other methods of storing records and materials as legally required;

4.6.Subject to the prior written confirmation by a duly authorized officer of the BDC, all fees and expenses incurred in connection with any licensing of software, subscriptions to databases, custom programming or systems modifications required to provide any special reports or services requested by the BDC;

4.7.Any expenses Ultimus shall incur at the direction of an officer of the BDC thereunto duly authorized other than an employee or other affiliated person of Ultimus who may otherwise be named as an authorized representative of the BDC for certain purposes; and

4.8.A reasonable allocation of the costs associated with the preparation of Ultimus’ Service Organization Control 1 Reports (“SOC 1 Reports”).

5.Maintenance of Books and Records; Record Retention

5.1.Ultimus shall maintain and keep current the accounts, books, records and other documents relating to the Services as may be required by applicable law, rules, and regulations, including Federal Securities Laws as defined under Rule 38a-1 under the Investment Company Act.

5.2.Ownership of Records

A.Ultimus agrees that all such books, records, and other data (except computer programs and procedures) developed to perform the Services (collectively, “Client Records”) shall be the property of the BDC.

B.Ultimus agrees to provide the Client Records to the BDC, at the expense of the BDC, upon request, and to make such books and records available for inspection by the BDC, or its regulators at reasonable times.

C.Ultimus agrees to furnish to the BDC, at the expense of the BDC, all Client Records in the electronic or other medium in which such material is then maintained by Ultimus as soon as practicable after any termination of this Agreement. Unless otherwise required by applicable law, rules, or regulations, Ultimus shall promptly turn over to the BDC, or upon the written request of the BDC, destroy the Client Records maintained by Ultimus pursuant to this Agreement. If Ultimus is required by applicable law, rule, or regulation to maintain any Client Records, it will provide the BDC with copies as soon as reasonably practical after the termination.

5.3.Ultimus agrees to keep confidential all Client Records, except when requested to divulge such information by duly constituted authorities or court process.
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5.4.If Ultimus is requested or required to divulge such information by duly constituted authorities or court process, Ultimus shall, unless prohibited by law, promptly notify the BDC of such request(s) so that the BDC may seek, at the expense of the BDC, an appropriate protective order.

6.Subcontracting
Ultimus may, at its sole expense, subcontract with any entity or person concerning the provision of the Services in accordance with the terms of this Agreement; provided, however, that Ultimus provides advance written notice of such subcontracting to the BDC and that Ultimus shall not be relieved of any of its obligations under this Agreement by the appointment of such subcontractor, and that Ultimus shall be responsible for all acts of a subcontractor. Ultimus shall obtain the prior written consent of the BDC before engaging any subcontractor that will provide more than a limited amount of the Services to be provided by Ultimus.

7.Effective Date

7.1.This Agreement shall become effective as of the Agreement Effective Date.

7.2.The Transfer Agent Services Addendum (the “Services Addendum”) shall become effective as of the Agreement Effective Date.

8.Term

8.1.Initial Term. This Agreement shall continue in effect, unless earlier terminated by either party as provided under this Section 8, for a period of two years from the Agreement Effective Date (the “Initial Term”).

8.2.Renewal Terms. Subject to Section 8.3.C., immediately following the Initial Term this Agreement shall automatically renew for successive one-year periods (a “Renewal Term”).

8.3.Termination. A party may terminate this Agreement under the following circumstances.

A.Termination for Good Cause. Except as set forth in this Section 8.3, during the Initial Term or a Renewal Term, a party (the “Terminating Party”) may only terminate the Agreement against the other party (the “Non-Terminating Party”) for good cause. For purposes of this Agreement, “good cause” shall mean:

(1)a material breach of this Agreement by the Non-Terminating Party that has not been cured or remedied to the reasonable satisfaction of the Terminating Party within 30 days after the Non-Terminating Party receives written notice of such breach from the Terminating Party;

(2)the Non-Terminating Party takes a position regarding compliance with Federal Securities Laws (as defined under Rule 38a-1 under the Investment Company Act) that the Terminating Party reasonably disagrees with and that has a material impact on the provisions of, or manner of provision of the Services, the
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Terminating Party provides 30 days’ prior written notice of such disagreement, and the parties fail to come to agreement on the position within the 30-day notice period;

(3)a final and unappealable judicial, regulatory, or administrative ruling or order in which the Non-Terminating Party has been found guilty of criminal or unethical behavior in the conduct of its business;

(4)(a) an order, judgment or decree has been entered under the bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction adjudicating the party insolvent; or (b) the party has petitioned or applied to any tribunal for, or consented to, the appointment of, or taking possession by, a trustee, receiver, liquidator or similar official, of the party, or commenced a voluntary case under the Bankruptcy Code; or (c) any such petition or application has been filed, or any such proceedings commenced, against the party and either (i) the party approved thereof, consented thereto or acquiesced therein or (ii) such petition application or proceeding remains undismissed for 60 days after the filing or commencement thereof; or (d) any order for relief has been entered against the party under the Bankruptcy Code.

B.Out-of-Scope Termination. If the BDC demands services that are beyond the scope of this Agreement and/or the BDC’s investment strategy, structure, holdings, or other aspects of the BDC’s operations deviate in any material respect from the BDC’s representation to Ultimus of such aspects during the initial due diligence and onboarding stage, such that Ultimus is (or will be) required to employ resources, whether in the form of additional man hours, investment or otherwise, materially beyond what was originally anticipated by Ultimus (collectively, the “Out-of-Scope Services”), and the parties cannot agree on appropriate terms relating to such Out-of-Scope Services, Ultimus may terminate this Agreement upon not less than 90 days’ prior written notice.

C.End-of-Term Termination. A party can terminate this Agreement at the end of the Initial Term or a Renewal Term by providing written notice of termination to the other party at least 90 days prior to the end of the Initial Term or then-current Renewal Term.

D.Early Termination. Any termination by the BDC other than termination under Section 8.3.A-C is deemed an “Early Termination.” If the BDC provides a notice of early termination, the BDC is subject to an “Early Termination Fee” equal to the pro rated fee amount due to Ultimus through the end of the then-current term as calculated in the Fee Letter, including the repayment of any negotiated discounts provided by Ultimus during the term of the Agreement.

E.Final Payment. Any undisputed, unpaid compensation, reimbursement of expenses, or Early Termination Fee is due to Ultimus within 30 calendar days of the termination date provided in the notice of termination.
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8.4.No Waiver. Failure by either party to terminate this Agreement for a particular cause shall not constitute a waiver of its right to subsequently terminate this Agreement for the same or any other cause.

9.Additional Classes of Shares

In the event that the BDC establishes one or more classes of shares after the Agreement Effective Date, each such class of shares shall become, upon written request of the BDC, a class of shares of the BDC under this Agreement and shall be added to the Fee Letter as appropriate.

10.Standard of Care; Limits of Liability; Indemnification

10.1.Standard of Care. Each party's duties are limited to those expressly set forth in this Agreement and the parties do not assume any implied duties. Each party shall use its best efforts in the performance of its duties and act in good faith and with reasonable care in performing the Services or its obligations under this Agreement.

10.2.Limits of Liability

A.Ultimus shall not be liable for any Losses (as defined below) arising from the following:

(1)performing Services or duties pursuant to any oral, written, or electric instruction, notice, request, record, order, document, report, resolution, certificate, consent, data, authorization, instrument, or item of any kind (excluding, for purposes of this paragraph, this Agreement) that Ultimus reasonably believes to be genuine and to have been signed, presented, or furnished by a duly authorized representative of the BDC (other than an employee or other affiliated persons of Ultimus who may otherwise be named as an authorized representative of the BDC for certain purposes);

(2)operating under its own initiative, in good faith and in accordance with the standard of care set forth herein, in performing its duties or the Services; provided, however, that Ultimus shall remain liable for any Losses arising out of its acts or omissions under this Agreement to the extent such Losses arise out of its willful misfeasance, bad faith, gross negligence in the performance of its duties, or reckless disregard of its obligations and duties hereunder;

(3)Ultimus’ or any Ultimus affiliate’s use of valuation information provided by the BDC’s approved third-party pricing service(s) or the investment adviser(s) to the BDC for the purpose of valuing the BDC’s portfolio holdings;

(4)any default, damages, costs, loss of data or documents, errors, delay, or other loss whatsoever resulting from Ultimus’ inability to perform any Services or obligations hereunder for so long as such performance is prevented by events
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beyond Ultimus’ commercially reasonable control (provided that Ultimus shall take all commercially reasonable steps to minimize service interruptions for any period that any interruption continues beyond its commercially reasonable control);

(5)any error, action or omission by the BDC or other past or current service provider (not including Ultimus) except to the extent such service provider is controlled by Ultimus or was acting as a subcontractor to Ultimus; and
(6)any failure to properly register the BDC’s shares in accordance with the Securities Act of 1933, as amended, or any state blue sky laws, to the extent such registration is required under such law.

B.Ultimus may apply to the BDC at any time for instructions and may consult with counsel for the BDC and with accountants and other experts with respect to any matter arising in connection with Ultimus' duties or the Services. Ultimus shall not be liable or accountable for any action taken or omitted by it, in good faith and in accordance with the standard of care set forth herein, in accordance with such instruction.

C.A copy of the BDC’s articles of amendment and restatement are on file with the Secretary of State (or equivalent authority) of the state in which the BDC is organized, and notice is hereby given that is the BDC’s organizational documents are executed on behalf of the BDC and not the shareholders individually and that the obligations of this instrument are not binding upon any of the officers or shareholders individually but are binding only upon the assets and property of the BDC, and Ultimus shall look only to the assets of the BDC for the satisfaction of such obligations.

D.Ultimus shall not be held to have notice of any change of authority of any officer, agent, representative or employee of the BDC, the BDC’s investment adviser or any of the BDC’s other service providers until receipt of written notice thereof from the BDC (as applicable). As used in this Agreement, the term “investment adviser” includes all sub-advisers or persons performing similar services.

E.Without limiting the standard of care set forth in Section 10.1 of this Agreement and the indemnification provisions in Section 10.3 of this Agreement, the BDC acknowledges that it has and retains primary responsibility for oversight of all applicable compliance matters relating to the BDC, including, but not limited to, compliance with the Investment Company Act, the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), the Sarbanes Oxley Act of 2002 and the policies and limitations of the BDC relating to the portfolio investments as set forth in the BDC’s confidential private placement memorandum (as amended or supplemented from time to time) and SEC filings, as applicable. Ultimus’ monitoring and other functions hereunder shall not relieve the BDC of its primary day-to-day responsibility for overseeing such compliance.

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F.To the maximum extent permitted by law, the BDC agrees to limit Ultimus’ liability for the BDC’s Losses (as defined below) to an amount that shall not exceed the total compensation received by Ultimus under this Agreement during the most recent rolling 12-month period or the actual time period this Agreement has been in effect if less than 12 months.

G.In no event shall Ultimus be liable for trading losses, lost revenues, special, incidental, punitive, indirect, consequential or exemplary damages or lost profits, whether or not such damages were foreseeable or Ultimus was advised of the possibility thereof. Ultimus shall not be liable for any corrupt, faulty or inaccurate data provided to Ultimus by any third parties for use in delivering Ultimus’ Services to the BDC and Ultimus shall have no duty to independently verify and confirm the accuracy of third party data. The parties acknowledge that the other parts of this Agreement are premised upon the limitation stated in this section.

10.3.Indemnification

A.Each party (the “Indemnifying Party”) agrees to indemnify, defend, and protect the other party, including its directors, trustees, managers, officers, employees, and other agents (collectively, the “Indemnitees” and each an “Indemnitee”), and shall hold the Indemnitees harmless from and against any actions, suits, claims, losses, damages, liabilities, and reasonable costs, charges, and expenses (including attorney fees and investigation/assessment expenses) (collectively, “Losses”) arising out of (1) the Indemnifying Party’s failure to exercise the standard of care set forth above unless such Losses were caused in part by the Indemnitees’ own willful misfeasance, bad faith or gross negligence; (2) any violation of Applicable Law (defined below) by the Indemnifying Party or its affiliated persons or agents relating to this Agreement and the activities thereunder; (3) any material breach by the Indemnifying Party or its affiliated persons or agents of this Agreement; and (4) the Indemnifying Party’s willful misfeasance, bad faith, gross negligence in the performance of its duties, or reckless disregard of its obligations and duties hereunder.

B.Notwithstanding the foregoing provisions, the BDC shall indemnify Ultimus for Ultimus’ Losses arising from circumstances under Section 10.2.A(1), 10.2(A)(2) and 10.2(A)(6) above; provided, however, that the BDC shall not have any obligation to indemnify Ultimus hereunder for any Losses that arise out of Ultimus’ willful misfeasance, bad faith or gross negligence.

C.Upon receipt of notice of any investigations, action, claim or proceeding for which either party may be required to indemnify the other, the Indemnitee shall promptly notify the Indemnifying Party in writing of the commencement thereof, and shall keep the Indemnifying Party advised with respect to all developments concerning such claim. Notwithstanding the foregoing, the failure of the Indemnitee to timely notify the Indemnifying Party shall not relieve the Indemnifying Party of its indemnification
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obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure.

D.The Indemnifying Party shall have the option to participate with the Indemnitee in the defense of such claim or to defend against said claim in its own name or in the name of the Indemnitee. If the Indemnifying Party elects (by written notice to the Indemnitee) to assume the defense, such defense shall be conducted by counsel chosen by such Indemnifying Party (and approved by the Indemnitee, such approval not to be unreasonably withheld), and the Indemnitee(s) shall bear the fees and expenses of any additional outside counsel separately retained by them subsequent to the receipt of notice of the Indemnifying Party’s election. If (i) the Indemnifying Party does not elect to assume the defense of any such suit, or (ii) the Indemnitee does not, in the exercise of reasonable judgment, approve of counsel chosen by the Indemnifying Party, or (iii) there is a conflict of interest between the Indemnifying Party and any Indemnitee, in each case the Indemnifying Party will reimburse the Indemnitee named as defendant in such suit, for the reasonable fees and expenses of any outside counsel retained by them (for avoidance of doubt, provided that the Indemnifying Party shall not in such event be responsible hereunder for the fees and expenses of more than one separate outside counsel selected to defend the Indemnitee(s)). The Indemnifying Party shall not settle any pending or threatened claim or proceeding related to or arising out of this Agreement (whether or not the Indemnitee is a party to such claim or proceeding) except with the Indemnifying Party’s prior written consent. Unless otherwise agreed by the parties herein, such settlement shall include a provision unconditionally releasing the Indemnitee(s) from, and holding the Indemnitee(s) harmless against, all liability in respect of claims by any releasing party related to or arising out of this Agreement. If for any reason the indemnification described in this Section 10 is unavailable to the Indemnitee or is insufficient to hold it harmless, then the Indemnifying Party shall contribute the amount paid or payable to the Indemnitee(s) as a result of such Losses in an equitable proportion based upon relevant equitable considerations, including relative faults and benefits.

10.4.The provisions of this Section 10 shall survive termination of this Agreement.

11.Force Majeure.

Neither party will be liable for Losses, loss of data, delay of Services, or any other issues caused by events beyond its reasonable control, including, without limitation, delays by third party vendors and/or communications carriers, acts of civil or military authority, national emergencies, labor difficulties, fire, flood, catastrophe, acts of God, insurrection, war, riots, pandemics, failure of the mails, transportation, communication, or power supply.

12.Representations and Warranties

12.1.Joint Representations. Each party represents and warrants for itself, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

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(A)It is a corporation, partnership, trust, limited liability company, or other entity duly organized and validly existing in good standing under the laws of the jurisdiction in which it is organized.

(B)To the extent required by Applicable Law (defined below), it is duly registered with all appropriate regulatory agencies or self-regulatory organizations and such registration will remain in full force and effect for the duration of this Agreement.

(C)For the duties and responsibilities under this Agreement, it is currently in compliance with, and will continue to comply with all applicable federal and state laws, including, without limitation, federal and state securities laws, statutes, ordinances, regulations, rules, and interpretations of the SEC, as well as all other applicable self-regulatory organizations, in each case applicable to the provision of the Services including, for the avoidance of doubt, all laws and regulations governing the offering and sale or issuance of BDC securities in each jurisdiction where the BDC is offering and selling or issuing securities (collectively, “Applicable Law”).

(D)It has duly authorized the execution and delivery of this Agreement and the performance of the transactions, duties, and responsibilities contemplated by this Agreement.

(E)This Agreement constitutes a legal obligation of the party, subject to bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting the rights and remedies of creditors and secured parties.

(F)Whenever, in the course of performing its duties under this Agreement, it determines that a violation of Applicable Law has occurred, or that, to its knowledge, a possible violation of Applicable Law may have occurred, or with the passage of time could occur, it shall promptly notify the other party of such violation.

12.2.Representations of Ultimus. Ultimus represents and warrants, to the BDC which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

(A)It is duly qualified to carry on its business in the State of Ohio.

(B)It is empowered under applicable laws and by its organizational and governing documents, as amended from time to time, to enter into and perform the services contemplated in this Agreement.

(C)It is registered as a transfer agent to the extent required under the 1934 Act and will continue to be so registered during the term of this Agreement. Ultimus will promptly notify the BDC in the event of any material change in its status as a registered transfer agent; and if Ultimus fails to be so registered by the SEC or any successor agency of the SEC, or any additional agency to the extent the existing Services as they apply to the current BDC become subject to additional regulatory oversight by an agency other than the SEC, Ultimus shall register as a transfer agent for such Services.
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(D)All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

(E)It has and will continue to have and maintain the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

(F)To the best of its knowledge, no legal or administrative proceedings have been instituted or threatened which would impair Ultimus’ ability to perform its duties and obligations under this Agreement.

(G)Its entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of Ultimus or any law or regulation applicable to it.

12.3.Representations of the BDC. The BDC represents and warrants, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

(A)as of the Agreement Effective Date, the BDC has authority to issue 600,000,000 shares of stock, initially consisting of 600,000,000 shares of common stock, $0.001 par value per share; a majority of the entire Board, without any action by the stockholders of the BDC, may amend the BDC’s charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the BDC has authority to issue.

(B)It shall cause the investment adviser(s) and sub-advisers, prime broker, custodian, legal counsel, independent accountants, and other service providers and agents, past or present, for the BDC to reasonably cooperate with Ultimus and to provide it with such information, documents, and advice relating to the BDC as reasonably requested by Ultimus, in order to enable Ultimus to perform its duties and obligations under this Agreement. To the extent the BDC is unable to supply Ultimus with all of the information necessary for Ultimus to perform the Services, Ultimus will not be able to fully perform the Services and will not be responsible for such failure.

(C)The BDC’s charter and bylaws, as amended from time to time, are true and accurate and will remain true and accurate at all times during the term of this Agreement in conformance with applicable federal and state securities laws.

(D)Any officer of the BDC identified in writing by the BDC to Ultimus shall be considered an individual who is authorized to provide Ultimus with instructions and requests on behalf of the BDC (an “Authorized Person”) (unless such authority is limited in a writing from the BDC and communicated to Ultimus) and has the authority to appoint additional Authorized Persons, to limit or revoke the authority of any previously designated Authorized Person, and to certify to Ultimus the names of the Authorized Persons from time to time.
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13.Insurance

13.1.Maintenance of Insurance Coverage. Each party agrees to maintain throughout the term of this Agreement professional liability insurance coverage of the type and amount reasonably customary in its industry. Upon request, a party shall furnish the other party with pertinent information concerning the professional liability insurance coverage that it maintains. Such information shall include the identity of the insurance carrier(s), coverage levels, and deductible amounts.

13.2.Notice of Termination. A party shall promptly notify the other party should any of the notifying party’s insurance coverage be canceled or reduced. Such notification shall include the date of change and the reasons therefore.

14.Information Provided by the BDC

14.1.Prior to the Agreement Effective Date. Prior to the Agreement Effective Date, the BDC will furnish to Ultimus the following:

(A)copies of the BDC’s organizational documents and of any amendments thereto, certified by the proper official of the state in which such document has been filed;

(B)certified copies of resolutions of the Board covering the approval of this Agreement, authorization of a specified officer of the BDC to execute and deliver this Agreement and authorization for specified officers of the BDC to instruct Ultimus thereunder;

(C)a list of all the officers of the BDC, together with specimen signatures of those officers who are authorized to instruct Ultimus in all matters;

(D)an accurate, current list of shareholders of each existing series of the BDC, if applicable, showing each shareholder’s address of record, number of shares owned and whether such shares are represented by outstanding share certificates;

(E)copies of the current plan of distribution adopted by the BDC under Rule 12b-1 under the Investment Company Act for the BDC, if applicable;

(F)copies of the current investment advisory agreement and current investment sub-advisory agreement(s), if applicable, for the BDC;

(G)copies of the current underwriting agreement for the BDC, if applicable;

(H)contact information for the BDC’s service providers, including, but not limited to, the BDC’s administrator, adviser, custodian, independent accountants, legal counsel, underwriter and chief compliance officer; and

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(I)a copy of procedures adopted by the BDC in accordance with Rule 38a-1 under the Investment Company Act, to the extent adopted as of such time.

14.2.After the Agreement Effective Date. After the Agreement Effective Date, the BDC will furnish to Ultimus any amendments to the items listed in Section 14.1.

15.Compliance with Law
The BDC assumes full responsibility for the preparation, contents, and distribution of each private placement memorandum or prospectus of the BDC and further agrees to comply with all applicable requirements of the Federal Securities Laws (as defined under Rule 38a-1 under the Investment Company Act) and any other laws, rules and regulations of governmental authorities having jurisdiction over the BDC, including, but not limited to, the Internal Revenue Code, the USA PATRIOT Act of 2001, and the Sarbanes-Oxley Act of 2002, each as amended.

16.Privacy and Confidentiality; Security Information Program

16.1.Definition of Confidential Information. The term “Confidential Information” shall mean all information that either party discloses (a “Disclosing Party”) to the other party (a “Receiving Party”), whether in writing, electronically, or orally and in any form (tangible or intangible), that is confidential, proprietary, or relates to portfolio companies, investments, the BDC’s operations and performance, clients or shareholders (each either existing or potential). Confidential Information includes, but is not limited to:

(A)any information concerning technology, such as systems, source code, databases, hardware, software, programs, applications, engaging protocols, routines, models, displays, and manuals;

(B)any information not contained in the public filings of the BDC concerning research activities and investments, portfolio composition, portfolio management techniques, plans, customers, clients, shareholders, strategies and plans, costs, operational techniques;

(C)any unpublished financial information, including information concerning performance or valuations of portfolio companies, revenues, profits and profit margins, and costs or expenses; and

(D)Customer Information (as defined below).

Confidential Information is deemed confidential and proprietary to the Disclosing Party regardless of whether such information was disclosed intentionally or unintentionally or marked appropriately. Confidential Information that is not Customer Information (as defined below) shall not include any information that is widely known and publicly available when provided or thereafter becomes widely known and publicly available other than through a breach of this Agreement by the Receiving Party.

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16.2.Definition of Customer Information. Any Customer Information will remain the sole and exclusive property of the BDC. “Customer Information” shall mean all non-public personal information as defined by Gramm-Leach-Bliley Act of 1999, as amended, and its implementing regulations (e.g., SEC Regulation S-P and Federal Reserve Board Regulation P) (collectively, the “GLB Act”).

16.3.Treatment of Confidential Information

(A)Each party agrees that at all times during and after the terms of this Agreement, it shall use, handle, collect, maintain, and safeguard Confidential Information in accordance with (1) the confidentiality and non-disclosure requirements of this Agreement; (2) the GLB Act, as applicable and as it may be amended; and (3) such other Applicable Law, whether in effect now or in the future.

(B)Without limiting the foregoing, the Receiving Party shall apply to any Confidential Information at least the same degree of reasonable care used for its own confidential and proprietary information to avoid unauthorized disclosure or use of Confidential Information under this Agreement.

(C)Each party further agrees that:

(1)The Receiving Party will hold all Confidential Information it obtains in strictest confidence and will use and permit use of Confidential Information solely for the purposes of this Agreement or as otherwise provided for in this Agreement, and consistent therewith, may disclose or provide access to its responsible employees or agents who have a need to know and are under adequate confidentiality agreements or arrangements and make copies of Confidential Information to the extent reasonably necessary to carry out its obligations under this Agreement;

(2)Notwithstanding the foregoing, the Receiving Party may release Confidential Information as required by any regulatory authority, by judicial or administrative process or otherwise by applicable law or if approved in writing by the Disclosing Party, which approval shall not be unreasonably withheld and may not be withheld where the Receiving Party is reasonably expected to be exposed to civil or criminal liability or proceedings for failure to release such information; and

(3)The Receiving Party will immediately notify the Disclosing Party of any unauthorized disclosure or use and will cooperate with the Disclosing Party to protect all proprietary rights in any Confidential Information.

16.4.[Reserved.]

Monroe Capital Income Plus Corporation
Transfer Agent Services Agreement

16.5.Severability. This provision and the obligations under this Section 16 shall survive termination of this Agreement.

17.[Reserved]

18.Non-Exclusivity
The Services rendered by Ultimus to the BDC are not deemed to be exclusive. Except to the extent necessary to perform Ultimus’ obligations under this Agreement, nothing herein shall be deemed to limit or restrict Ultimus’ right, or the right of any of Ultimus’ managers, officers or employees who also may be a director, officer or employee of the BDC, or persons who are otherwise affiliated persons of the BDC to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other person.

19.Non-Solicitation
During the period this Agreement is in effect and for a period of twelve (12) months thereafter, no party shall, without the prior written consent of the affected party, hire, solicit, induce, directly or through a third party, whether as a full–time or part–time employee, or as a consultant or otherwise, any employee, officer or consultant from the affected party. Notwithstanding the foregoing, nothing in this Agreement shall preclude any party or any such affiliate from (A) making generalized searches for employees by use of general advertisements in the media (including trade media) or recruitment efforts by a recruitment agency that are not targeted specifically at employees of the affected party or (B) responding to any employee of the affected party who contacts the hiring party or any such affiliate regarding his or her own employment with the hiring party or such affiliate on his or her own initiative without any direct solicitation by the hiring party or such affiliate other than any generalized search or ordinary course practice referred to in clause (A) above.

20.Arbitration
Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in New York, New York, according to the Commercial Arbitration Rules of the American Arbitration Association, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

This arbitration provision shall be enforced and interpreted exclusively in accordance with applicable federal law, including the Federal Arbitration Act. Any costs, fees, or taxes involved in enforcing the award shall be fully assessed against and paid by the party resisting enforcement of said award. The prevailing party shall also be entitled to an award of reasonable attorneys’ fees and costs incurred in connection with the enforcement of this Agreement.

21.Notices
Any notice provided under this Agreement shall be sufficiently given when either delivered personally by hand or received by electronic mail overnight delivery, or certified mail at the following address.
Monroe Capital Income Plus Corporation
Transfer Agent Services Agreement

If to the BDC:

        Monroe Capital Income Plus Corporation
        Attn: General Counsel
        155 North Wacker Drive, Floor 35
Chicago, IL 60606
        Email: Legal@monroecap.com

If to Ultimus:

Ultimus Fund Solutions, LLC
Attn: General Counsel
4221 North 203rd Street, Suite 100
Elkhorn, NE 68022
Email: legal@ultimusfundsolutions.com

22.General Provisions

22.1.Entire Agreement/Incorporation by Reference. This Agreement and its addenda, schedules, exhibits, and other documents related hereto (which are incorporated by reference herein), together with that certain side letter by and between the BDC and Ultimus dated November 4, 2025 (as may be amended or modified from time to time, and including any agreements, addenda, schedules, exhibits, and other documents referenced therein, the “Side Letter”), and any other document that may be delivered in connection herewith and signed by both parties hereto, sets forth the entire understanding among the parties relating to the subject matter hereof, any and all prior correspondence, conversations, and memoranda or other writings relating to the Services are hereby superseded and replaced without any effect hereon. References to “this Agreement” herein shall, unless the context otherwise indicates, refer to the Agreement including its addenda, schedules, exhibits, and other documents (including, without limitation, the Side Letter).

22.2.Conflicts. In the event of any conflict between this Agreement and any appendices or addenda hereto, this Agreement shall control.

22.3.Amendments. The parties may only amend, modify or waive all or part of this Agreement by written amendment or waiver signed by both parties.

22.4.Assignments.

(A)Except as provided in this Section 22.4, this Agreement and the rights and duties hereunder shall not be assignable by either of the parties except by the specific written consent of the non-assigning party.

Monroe Capital Income Plus Corporation
Transfer Agent Services Agreement

(B)The terms and provisions of this Agreement shall become automatically applicable to any investment company that is the successor to a party because of reorganization, recapitalization, or change of domicile of such party.

(C)Unless this Agreement is terminated in accordance with Section 8 of this Agreement, Ultimus may, to the extent permitted by law and in its sole discretion, assign all its rights and interests in this Agreement to an affiliate, parent, subsidiary or to the purchaser of substantially all of its business, provided that Ultimus provides the BDC at least 90 days’ prior written notice.

(D)This Agreement shall be binding upon, and shall inure to the benefit of, the parties and their respective successors and permitted assigns.

22.5.Governing Law. This Agreement shall be construed in accordance with the laws of the state of New York and the applicable provisions of the Investment Company Act. To the extent that the applicable laws of the state of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.

22.6.Headings. Section and paragraph headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

22.7.Multiple Counterparts. This Agreement may be executed in two or more counterparts, each of which when executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument. A signed copy of this Agreement delivered by email or other means of electronic transmission will be deemed to have the same legal effect as delivery of an original, signed copy of this Agreement.

22.8.Severability. If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected by such determination, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provisions held to be illegal or invalid.

Signatures are located on the next page.

Monroe Capital Income Plus Corporation
Transfer Agent Services Agreement

The parties duly executed this Agreement as of November 4, 2025.

Monroe Capital Income Plus Corporation
By:	/s/ Theodore L. Koenig
Name:	Theodore L. Koenig
Title:	CEO

Ultimus Fund Solutions, LLC
By:	/s/ Gary Tenkman
Name:	Gary Tenkman
Title:	Chief Executive Officer

Monroe Capital Income Plus Corporation
Transfer Agent Services Agreement

Transfer Agent Services Addendum
for
Monroe Capital Income Plus Corporation

This Transfer Agent Services Addendum (this “Addendum”), dated November 4, 2025, is between Monroe Capital Income Plus Corporation (the “BDC”) and Ultimus Fund Solutions, LLC (“Ultimus”). Capitalized terms used but not defined herein shall have the meanings set forth in the Transfer Agent Services Agreement dated November 4, 2025 (the “Agreement”).

1. Transfer Agent Services. With respect to the Transfer Agent Services, Ultimus shall provide the following services:

•Process Investor Subscriptions
•Receipt and sorting of incoming mail
•Creation of electronic images for all paper received
•Monitor and receive subscription documents (and/or transfer documents) from investors and subscription document platforms.
•Review subscription documents (and/or transfer documents) for completeness (including, without limitation, for Shareholder’s ERISA/non-ERISA status as outlined below).
•Obtain required investor demographic information.
•Receive subscription funds and match to subscription document.
•Set up account information
•Maintain, monitor, and reconcile DDA.
•Obtain appropriate approvals and transfer money to the trading account.
•Provide good-order, pending wire, pending sub-docs / transfer docs reports.

•Record the issuance of shares and maintain pursuant to Rule 17Ad-10(e) of the 1934 Act a record of the total number of shares of the BDC which are authorized, based upon data provided to it by the BDC, and issued and outstanding;
•
•Fund trading, settlement and clearing
•NSCC Fund/SERV, DCCS, Networking and Profile interfaces and services (AIP if applicable)
•Process purchase and redemption/repurchase orders (including carrier omnibus purchase and redemption orders)
•IRA purchases, transfers, withdrawals and roll-overs
•Investor statements and trade confirmations
•Identity theft monitoring and prevention
•Call center and shareholder correspondence (in accordance with procedures agreed to by the BDC and Ultimus)
•Online access to transfer agency reports, assets and activity
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Transfer Agent Services Addendum     Page 1 of 6

•Manage direct shareholder accounts, provide and maintain self-service options for shareholders
•Handle electronic servicing of investors, servicing of corporate actions and other intermediary services

•Internet Services
•Provide and maintain a web portal for the fund sponsor, investors, and FAs to access account information.
•Allow investors to sign up for electronic document delivery
•Send emails to investors notifying them when statements or regulatory documents are available online
•Provide the ability to post fund documents on the portal for access by investors
•Send emails to investors when documents have been posted online.
•Trade support for qualified retirement plans, and retail investors
•Receive and respond to investor/FA/Rep inquiries by telephone, mail, or email.

•Revenue accrual and collection services, as needed
•Management Information and Reporting Services
•Dividend Distribution Services

•including acting as service agent and processing income dividend and capital gains distributions, including the purchase of new shares or otherwise in connection with the BDC’s dividend reinvestment plan, and through appropriate application of backup withholding, non-resident alien withholding and Foreign Account Tax Compliance Act (“FATCA”) withholding
•Comprehensive review of AML, CIP, and infraction list account information
•Accounting and Regulatory reporting

•Timely and accurate reporting of shareholder 1099s (as applicable)
•Tender offer tracking, reporting and execution

2.    Shareholder Information Services.
Ultimus shall provide the BDC with shareholder information services, including:
    2.1.    make information available to shareholder servicing unit and other remote access units regarding trade date, share price, current holdings, yields, and dividend information;
    2.2.    produce detailed history of transactions through duplicate or special order statements upon request;
    2.3.    provide mailing labels for distribution of financial reports, prospectuses/private placement memorandums, proxy statements or marketing material to current shareholders;
2.4.    provide cost basis reporting to shareholders on BDC shares, as required;
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Transfer Agent Services Addendum     Page 2 of 6

2.5    prepare an annual list of shareholders (in a format to be agreed upon); and
    2.6.    respond as appropriate to all inquiries and communications from shareholders and financial intermediaries relating to shareholder accounts.
3.    Compliance Reporting.
    3.1.    AML Reporting. Ultimus agrees to (i) provide anti-money laundering screening for the BDC’s direct investors domiciled in the United States, which shall include initial comparison of investor information against OFAC and other watch lists (and including screening of any 10% underlying beneficial owner of a Shareholder) and providing the BDC with any exceptions in accordance with Ultimus’ AML policies and procedures; and (ii) perform customer identification for these shareholders, in each case in accordance with the written procedures developed by Ultimus and adopted or approved by the Board and with applicable law and regulations. Ultimus shall also: (i) systematically compare updates against investor name for each update of the OFAC list; (ii) periodically monitor existing investors in accordance with Ultimus’ AML policies and procedures; (iii) as agreed with the BDC, support AML screening for new and existing "high risk" Shareholders, as applicable (which shall include, without limitation, providing a periodic written report to the BDC with respect to any such "high risk" Shareholder); (iv) file Suspicious Activity Reports, if any, with the appropriate reporting authorities; (v) provide AML certification report upon request; and (vi) perform adverse media reviews on all shareholders based on Ultimus’ BSA standards including ongoing monitoring for all shareholders.
3.2.     ERISA/IRA Reporting. Ultimus agrees to document and report final, aggregate ERISA totals per class in the BDC at any closing date, transfer date, repurchase date, redemption or change to DRIP election (each, an "ERISA Calculation Date"). Such report shall include total shares held by ERISA investors per class and total shares per class of the BDC outstanding as of the applicable ERISA Calculation Date. Ultimus shall also provide an estimated calculation of the aggregate ERISA totals per class in the BDC within four (4) Business Days prior to any ERISA Calculation Date.
3.3.    Regulatory Reporting. Ultimus agrees to provide reports to the federal and applicable state authorities, including the SEC, and to the BDC’s auditors. Applicable state authorities are those governmental agencies located in states in which the BDC is registered to sell shares.
    3.4.    IRS Reporting. Ultimus will prepare and distribute appropriate Internal Revenue Service (“IRS”) forms for shareholder income and capital gains (including the calculation of qualified income), sale of fund shares, distributions from retirement accounts and education savings accounts, fair market value reporting on IRAs, contributions, rollovers and conversions to IRAs and education savings accounts and required minimum distribution notifications and issue tax withholding reports to the IRS.
3.5    On boarding of Foreign Investors.
•Review account opening documents, including tax certifications Form W-9 and original W-8, for FATCA-specified U.S. indicia.
•Remediate missing or invalid tax certifications.
•Subject account to the relevant type of IRS withholding (FATCA, non-resident alien (“NRA”), or backup) based upon the IRS Form W-8/W-9 tax certification provided by the investor.
•Transmit copy of new account documents for NRA and Foreign entities to the BDC to complete its AML/W-8 comparison.

3.6    Support and Maintenance of Existing Foreign Investor Accounts.
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Transfer Agent Services Addendum     Page 3 of 6

•Act as Withholding Agent:
oMaintain constructive receipt of the tax certifications original IRS Form W-8 and relevant documentary evidence for audit and compliance reviews.
oOngoing review of FATCA Global Intermediary Identification Number (GIIN) against list of Foreign Financial Institutions (FFIs) on the IRS web site.
oComplete FA TCA/NRA and back up withholding deposits to the IRS by the required due date.
oComplete and file Tax Forms 1042 and 945.
•Monitor and remediate for "Change of Circumstance" and/or expiration of Form W-8 certification:
oNotify and solicit the investor for a new and compliant Form W-8 as required.
oNotify the BDC of change of circumstance to complete its AML comparison review.
•Provide the BDC with reports and other documentation as requested.
4.    Dealer/Load Processing.
Ultimus will, and will use commercially reasonable efforts to coordinate with any managing dealer for the BDC to:
    4.1.    provide reports for tracking rights of accumulation and purchases made under a letter of intent;
    4.2.    account for separation of shareholder investments from transaction sale charges for purchase of Fund shares;
    4.3.    calculate fees due under Rule 12b-1 plans for distribution and marketing expenses;
    4.4.    track sales and commission statistics by dealer and provide for payment of commissions on direct shareholder purchases;
4.5    calculate and track any sales charge and/or underwriting compensation caps applicable (whether by law or regulation or in connection with conditions of regulatory exemptive relief applicable to the BDC, including, without limitation, any caps imposed by FINRA) to the BDC’s offering issuance and sale of shares; and
    4.6.    apply appropriate Front End Sales Load (“FESL”) breakpoint and Contingent Deferred Sales Charges (“CDSCs”) automatically during trade processing.
5.    Shareholder Account Maintenance.
For each direct shareholder account, Ultimus agrees to perform the following services:
    5.1.    maintain all shareholder records for each account in the BDC;
    5.2.    as dividend disbursing agent, on or before the payment date of any dividend or distribution, notify the BDC’s custodian of the estimated amount of cash required to pay such dividend or distribution; prepare and distribute to shareholders any funds to which they are entitled by reason of any dividend or distribution and in the case of shareholders entitled to receive additional shares of the by reason of any such dividend or distribution, make appropriate credit to their respective accounts and prepare and mail to such shareholders a confirmation statement with respect to such shares;
    5.3.    issue customer statements on a scheduled cycle, and provide duplicate second and third-party copies if required;
    5.4.    record shareholder account information changes; and
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Transfer Agent Services Addendum     Page 4 of 6

    5.5.    maintain account documentation files for each shareholder.
6.    National Securities Clearing Corporation Processing.
Ultimus will:
    6.1.    process accounts through Networking and the purchase, redemption, repurchase, transfer and exchange of shares in such accounts through Fund/SERV (Networking and Fund/SERV being programs operated by the National Securities Clearing Corporation (the “NSCC”) on behalf of NSCC’s participants, including the BDC), in accordance with, instructions transmitted to and received by Ultimus by transmission from NSCC on behalf of broker-dealers and banks which have been established by, or in accordance with the instructions of authorized persons, as hereinafter defined on the dealer file maintained by Ultimus;
    6.2.    issue instructions to the BDC’s custodian for the settlement of transactions between the BDC and NSCC (acting on behalf of its broker-dealer and bank participants);
    6.3.    provide account and transaction information from the affected Fund’s records on an appropriate computer system in accordance with NSCC’s Networking and Fund/SERV rules for those broker-dealers; and
    6.4.    maintain shareholder accounts through Networking.

Signatures are located on the next page.
Monroe Capital Income Plus Corporation
Transfer Agent Services Addendum     Page 5 of 6

The parties duly executed this Transfer Agent Services Addendum as of November 4, 2025.

Monroe Capital Income Plus Corporation
By:	/s/ Theodore L. Koenig
Name:	Theodore L. Koenig
Title:	CEO

Ultimus Fund Solutions, LLC
By:	/s/ Gary Tenkman
Name:	Gary Tenkman
Title:	Chief Executive Officer

Monroe Capital Income Plus Corporation
Transfer Agent Services Addendum     Page 6 of 6

Transfer Agent Services Fee Letter
for
Monroe Capital Income Plus Corporation

(intentionally omitted)